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                                                                    EXHIBIT 23.4



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated June 2, 1997, accompanying the financial statements of First Bank of Deer Park contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Killingsworth & Company

KILLINGSWORTH & COMPANY

Houston, Texas
September 22, 1997